The Separate Accounts of Talcott Resolution Life Insurance Company (“TL”) are the listed Registrant. TL is the Depositor. Entities that are under common control with the Depositor are listed below, along with entities that are owned or controlled by the Depositor.

Talcott Resolution Life Insurance Company (Connecticut) (1)

Talcott Resolution Life, Inc. (Delaware)

Hopmeadow Acquisition, Inc. (Delaware)

Hopmeadow Holdings, LP (Delaware)

Hopmeadow Holdings GP LLC (Delaware) (2)

Hopmeadow Holdings II LP (Delaware) [90.3%]

Hopmeadow Holdings GP LLC (Delaware) (2)

Hopmeadow UK Holdings Ltd. (United Kingdom) [84.8%]

Hopmeadow Cayman GP LLC (Cayman Islands) (3)

Cornell Capital GP III LP (Cayman Islands) [43.7%] (4)

Cornell Capital GP III GP LLC (Cayman Islands) (2)

Henry Cornell (Individual) (2)

AMC Special MGP Ltd. (Cayman Islands) [4.9%]

AMC Fund GP LP (Cayman Islands) [24.9%] (5)

AMC Special MGP Ltd. (Cayman Islands) (2)

AMS MGP GP Ltd. (Cayman Islands (2)

David I. Schamis and Robert E. Diamond (Individuals) [Each owns greater than 10% of the voting shares and, together, they own 100% of the voting shares]

Hopmeadow Cayman LP (Cayman Island) (6)

Hopmeadow Cayman GP LLC (Cayman Islands) (2)

Endnotes:

(1)         The following entities are wholly-owned subsidiaries of Talcott Resolution Life Insurance Company and are under common control: American Maturity Life Insurance Company (Connecticut), Talcott Resolution International Life Reassurance Corporation (Connecticut), Talcott Resolution Life and Annuity Insurance Company (Connecticut), and 21 Church Street R, LLC (Delaware). Talcott Resolution Life and Annuity Insurance Company (Connecticut) owns 100% of Talcott Resolution Distribution Company, Inc. (Connecticut) and Talcott Resolution Comprehensive Employee Benefit Service Company (Connecticut).

(2)         General Partner Interest

(3)         100% Voting Shareholder

(4)         Cornell Capital GP III LP is the general partner of Cornell Capital Partners III LP

(5)         AMC Fund GP LP is the general partner of Atlas Merchant Capital Fund LP

(6)         100% Non-Voting Shareholder